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                                                                       EXHIBIT A
                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 22nd day of September, 1999 ("Effective Date") by and between HOLLYWOOD PARTNERS.COM, INC. ("Company") and LEE M. LAMBERT ("Employee").


                                   RECITALS


     1.  ENGAGEMENT BY COMPANY.
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     Company hereby engages Employee as its President and Chief Executive
Officer of Company. Employee will perform the duties as prescribed by the Board of Directors. Employee may continue to reside in northern California but will be expected to travel to the Company's headquarters in Los Angeles, or to other locations required by Company's business, on a regular basis.

     Employee will devote the majority of his time to the activities of Hollywood Partners.com, Inc., but will be allowed to render limited consulting services to the extent those services do not interfere with his duties at Company, and to the extent that those activities do not pose a conflict of interest with Company.

     2.  TERM.
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     The term of this Agreement shall be September 22, 1999 through June 30,
2000, unless terminated in accordance with provisions of this Agreement or extended by mutual agreement of the parties.

     3.  COMPENSATION.
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     Employee shall be entitled to receive compensation at the rate of $10,000 per month, payable semi-monthly.

     Employee will be given vacation, insurance and all other benefits given by the Company to its officers.

     Employee will be granted a five-year option to purchase 300,000 shares of the Company's common stock at an exercise price of $1.07 per share. The options will vest at the rate of 25,000 every quarter commencing September 1999. If Employee is terminated at any time during the term of this Agreement, 100,000 options will vest immediately, inclusive of any ISO's previously granted per this Agreement.

     Any and all bonus payments shall be in the discretion of the Board. The Company shall establish a written bonus plan applicable to Employee, and he shall be entitled to receive bonus
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payments in accordance therewith. Such plan, when adopted, shall be affixed to each original of this Agreement as Exhibit A.

     Employee will be reimbursed for all ordinary and necessary expenses, in reasonable amounts, which Employee incurs in performing his duties under this Agreement, including, but not limited to, travel, entertainment, cellular telephone, professional dues and subscriptions, subject, however, to any limitations, rules and procedures adopted by Company and which are applicable to executives generally.

     4.   ASSIGNMENT.
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     This Agreement is a personal one being entered into in reliance upon and in consideration of the singular personal skill and qualifications of Employee. Neither Employee nor the Company shall voluntarily, or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to terms of this Agreement without the prior written consent of the other party.
Any attempt at assignment or transfer by either party of its obligations hereunder, without such consent, shall be null and void.

     5.   NON-COMPETITION.
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     Employee agrees that during the Term he shall not, directly or indirectly
(whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, shareholder, Employee or in any other capacity own, manage, operate, join, control or participate in the ownership, management, operation or control of, or furnish any capital to, or be connected in any manner with, or provide any services as a Employee for any business which has any activities or products directly competitive with the activities and products of the Company.

     6.   CHANGE OF CONTROL
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     6.1  Survival.  The provisions of this Section 6 shall (i) survive this
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Agreement and shall continue one (1) day past termination of Employee's employment, and (ii) only become effective upon a "Change in Control," as defined below. No termination or expiration of this Agreement shall limit, alter or otherwise affect Employee's continuing rights hereunder with respect to the benefits and rights afforded to him as provided herein.

     6.2  Background.
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          6.2.a  The Company believes that because of its position in the industry, financial resources and historical operating results there is a possibility that the Company may become the subject of a Change in Control (as defined below), either now or at some time in the future.

          6.2.b The Company believes that it is in the best interest of the Company and its shareholders to foster Employee's objectivity in making decisions with respect to any pending or threatened Change in Control of the Company and to assure that the Company will have the continued dedication and availability of Employee, notwithstanding the possibility, threat or

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occurrence of a change in Control. The Company believes that these goals can best be accomplished by alleviating certain of the risks and uncertainties with regard to Employee's financial ad professional security that would be created by a pending or threatened Change in Control and that inevitably would distract Employee and could impair his ability to objectively perform his duties for and on behalf of the Company.

          6.2.c   Accordingly, the Company believes that it is appropriate and in the best interest of the Company and its shareholders to provide to Employee compensation arrangements upon a change in Control that lessen Employee's financial risks and uncertainties and that are reasonably competitive with those of other corporations. With these and other considerations in mind, the Board has authorized the Company to enter into these arrangements with Employee to provide the protections set forth herein following a change in Control.

     6.3 Change in Control. As used in this Agreement, the phrase "change in Control" shall mean:

          6.3.a. Except as provided by Paragraph 6.3.c hereof, the acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; or

          6.3.b. Individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (as of the Effective Date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the Effective Date hereof who election, or nomination for election by the Company's shareholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual who initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          6.3.c. Approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company with any other person, entity or corporation, other than:

                       (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than sixty percent (60%) of the combined voting power of the securities entitled to vote generally in the election of directors of the Company or such other entity outstanding immediately after such merger or consolidation, or

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                       (ii)  a merger or consolidation effected to implement a
     recapitalization of the Company (or similar transaction) in which no person, entity or group (other than any employee benefit plan of any of the Company) acquires beneficial ownership of forty percent (40%) or more of the combined voting power of the securities entitled to vote generally in the election of directors of the Company outstanding immediately after such merger or consolidation; or

          6.3.d. approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of such Company's assets.


     6.4  Acceleration of Stock Options

          Any Change of Control during the term of this Agreement will cause the immediate vesting of all stock options granted to Employee.


     7.   TERMINATION
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     This Agreement may be terminated on the occurrence of any one of the following events:

     7.1  The expiration of the Term hereof;

     7.2  The mutual agreement of the parties;

     7.3 At the Company's option, on the last day of the month in which Employee dies or becomes permanently incapacitated. 'Permanent incapacity' as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Employee's regularly attending physician or a duly licensed physician selected by the company's Board of Directors, rendering Employee unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Employee shall be deemed to have 'become permanently incapacitated' on the date the Company's Board of Directors has determined that Employee is permanently incapacitated and so notifies Employee. Under no circumstances shall Employee's incapacity, whether permanent or not, limit Employee's right to receive all the compensation set forth in Section 3 above.

     7.4 By the Company "with cause," effective upon delivery of written notice to Employee given at any time (without any necessity for prior notice) if any of the following shall occur:

          7.4.a A material breach of this Agreement by Employee, which breach has not been cured within ten (10) days after a written demand for such performance is delivered

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     to Employee by the Company that specifically identifies the manner in which the Company believes that Employee has breached this Agreement;

          7.4.b  The following acts or events: (i) a felony criminal conviction;
     (ii) any other criminal conviction involving Employee's lack of honesty or Employee's moral turpitude; (iii) acts of gross carelessness or gross misconduct which continues after due written notice to Employee from the Company specifying with particularity the nature of such gross carelessness or gross misconduct.

                 In the event of a termination of Employee under this provision, Company shall pay Employee his full base salary and accrued vacation time through the date of termination, plus all bonus and benefits to which Employee has a vested right at the time.

     7.5  Notice of Termination
          ---------------------

          Notwithstanding the term of this Agreement, the Company agrees to give a minimum of sixty (60) days written Notice of Termination to Employee if the Company has not entered into a written contract to continue the services of Employee with the Company beyond June 30, 2000, and if Employee has not been terminated according to Sections 7.2, 7.3 or 7.4 above. In accordance with this provision, if no Notice of Termination has been delivered to Employee as of June 30, 2000, and Employee and Company have not entered into a written contract to continue the services of Employee as of June 30, 2000, Employee will be entitled to receive an additional sixty (60) days of salary and benefits without any obligation to work beyond June 30, 2000.

     7.6  Termination by Employee
          -----------------------

          Employee may terminate this Agreement at any time for "good reason" by providing a Notice of Termination stating such intent to terminate. "Good reason" shall mean, without prior written consent, the occurrence of any one or more of the following:

          7.6.a. Failure by the Company to honor any of its material obligations under this Agreement.

          7.6.b Failure to maintain Employee with either or both of the titles of Chief Executive Officer or President, or materially changing the duties and responsibilities of Employee in these positions.

          7.6.c  A material negative change in the benefits offered to Employee.

          7.6.d Failure by the Company to have a policy of Directors and Officers Insurance in place substantially equivalent to that in effect on September 22, 1999.

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     7.7  Termination Without Cause
          -------------------------

          Company may, at any time prior to June 30, 2000, discharge Employee "without cause," whereupon his employment shall terminate on the date of termination established by the Notice of Termination. If terminated "without cause," Employee shall receive all base salary and accrued vacation through the date of termination, all bonus and benefits to which Employee has a vested right at the time, an additional payment of $120,000, and immediate vesting of the 100,000 stock options granted to Employee as described in paragraph 3 above.


     8.   GENERAL PROVISIONS.
          ------------------

     8.1  Governing Law and Jurisdiction.  This Agreement shall be governed by
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and interpreted in accordance with the laws of the State of California. Each of the Parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

     8.2  Attorneys' Fees.  In the event a dispute arises with respect to this
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Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses incurred in ascertaining such party's rights, in preparing to enforce or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

     8.3  Complete Agreement.  This Agreement supersedes any and all of the
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other agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to such subject matter in any manner whatsoever. Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any Party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may be changed or amended only by an amendment in writing signed by all of the Parties or their respective successors-in-interest.

     8.4  Binding.  This Agreement shall be binding upon and inure to the
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benefit of the successors-in-interest, assigns and personal representatives of the respective Parties.

     8.5  Notices.  All notices and other communications provided for or
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permitted hereunder shall be made by hand delivery, first class mail, or facsimile, addressed as follows:

Party:         Company:       Hollywood Partners.com, Inc.
------                        1800 Avenue of the Stars, Suite 480
                              Los Angeles, CA  90067
                              Attn.:  Mark Beychok, Chairman
                              Phone:  310-552-0555
                              Fax:    310-552-8480

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               Employee:      Lee M. Lambert
                              1800 Avenue of the Stars, Suite 480
                              Los Angeles, California 90067
                              Phone:  310-552-0555
                              Fax:    310-552-8480

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after deposit in any United States Post Office in the continental United States, postage prepaid, if mailed; and when receipt is acknowledged or confirmed, if telecopied.

     8.6  Unenforceable Terms.  Any provision hereof prohibited by law or
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unenforceable under the law of any jurisdiction in which such provision is applicable shall as to such jurisdiction only be ineffective without affecting any other provision of this Agreement. To the full extent, however, that such applicable law may be waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

     8.7  Execution in Counterparts.  This Agreement may be executed in several
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counterparts and when so executed shall constitute one agreement binding on all the Parties, notwithstanding that all the Parties are not signatory to the original and same counterpart.

     8.8  Further Assurance.  From time to time each Party will execute and
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deliver such further instruments and will take such other action as any other
Party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

     8.9  Incorporation by Reference.  All exhibits referred to in this
          --------------------------
Agreement are incorporated herein in their entirety by such reference.

     8.10 Miscellaneous Provisions.  The various headings and numbers herein
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and the grouping of provisions of this Agreement into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a party hereof. The language in all parts of this Agreement shall in all cases be construed in accordance with its fair meaning as if prepared by all Parties to the Agreement and not strictly for or against any of the Parties.

     9.   INDEMNIFICATION.
         ---------------

     The Company shall indemnify Employee, to the maximum extent then permitted by applicable law, from and against any and all claims, actions, suits, losses, fines, judgments, interest, costs and expenses (including without limitation actual attorney's fees and disbursements) arising out of or relating to Employee's actions or omissions as an officer, director or employee of the Company and/or any affiliate of the Company and/or as a trustee or fiduciary of any plan, trust or other program established by the Company. This Section 9 shall survive termination or expiration of this Agreement.

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     10.  CONFIDENTIALITY
          ---------------

     Employee recognizes that during the course of Employee's activities on behalf of the Company, he will accumulate certain proprietary and confidential information and trade secrets used in the Company's business and will have divulged to him certain confidential and proprietary information and trade secrets about the business, operations and prospects of the Company, which constitute valuable business assets of the Company. Employee hereby acknowledges and agrees that such information, except for information which is in the public domain prior to Employee's receipt thereof, or which subsequently becomes part of the public domain other than by Employee's breach of a confidentiality obligation, or which Employee can clearly demonstrate was in his possession prior to receipt thereof from the Company and was developed by Employee or received by Employee from a third-party without breach of such third-parties confidentiality obligations with respect thereto ("Proprietary Information") is confidential and proprietary and constitutes trade secret information and the Proprietary Information belongs to the Company and not to Employee. Employee agrees, to the extent not prohibited by law, that he shall not, at any time during or after the Term of this Agreement and two years after the expiration or termination of this Agreement, disclose, divulge or make known, directly or indirectly, to any person, or otherwise use or exploit in any manner any Proprietary Information obtained by Employee under this Agreement, except in connection with and to the extent required by his performance of his duties hereunder for the Company. Upon termination of this Agreement, Employee shall deliver to Company all tangible displays and repositories of Proprietary Information.


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


"COMPANY"                                   "EMPLOYEE"

HOLLYWOOD PARTNERS.COM, INC.


By ________________________________         ________________________________
     Mark Beychok                                      Lee M. Lambert
     Chairman of the Board of Directors

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